THE COMPANIES ACT, NO. 71 OF 2008
(AS AMENDED)

MEMORANDUM OF INCORPORATION

of

MIX TELEMATICS LIMITED
a public company

Registration Number: 1995/013858/06
Registration Date: 21 December1995

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WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1.
In this Memorandum of Incorporation, unless the context clearly indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

1.1.1.	“Act” means the Companies Act, No. 71 of 2008, as amended, consolidated or re-enacted from time to time, and includes all schedules to such Act;

1.1.2.	“the Board” means the board of Directors from time to time of the Company;

1.1.3.	“Certificated Securities” means Securities issued by the Company that are not Uncertificated Securities;

1.1.4.	“Central Securities Depositary” has the meaning set out in section 1 of the Securities Services Act;

1.1.5.	“Commission” means the Companies and Intellectual Property Commission established by section 185 of the Act;

1.1.6.	“Company” means the company named on the first page of this document, duly incorporated under the registration number endorsed thereon;

1.1.7.
“Director” means a member of the Board as contemplated in section 66 of the Act, or an alternate director, and includes any person occupying the position of a director or alternate director, by whatever name designated;

1.1.8.	“Electronic Communication” has the meaning set out in section 1 of the Electronic Communications and Transactions Act, No 25 of 2002;

1.1.9.
“IFRS” means the International Financial Reporting Standards, as adopted from time to time by the International Accounting Standards Board, or its successor body, and approved for use in the Republic from time to time by the Financial Reporting Standards Council established in terms of section 203 of the Act;

1.1.10.	“JSE” means the exchange, licensed under the Securities Services Act, operated by JSE Limited (Registration number 2005/022939/06), a public company duly incorporated in the Republic;

1.1.11.	“JSE Listings Requirements” means the Listings Requirements of the JSE applicable from time to time;

1.1.12.	“Participant” has the meaning set out in section 1 of the Securities Services Act;

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1.1.13.	“Prescribed Officer” means a person who, within the Company, performs any function that has been designated by the Minister in terms of section 66(10) of the Act, as defined in the Act;

1.1.14.	“Regulations” means the regulations published in terms of the Act from time to time;

1.1.15.	“Republic” means the Republic of South Africa;

1.1.16.	“Securities” means -

1.1.16.1.	any shares, notes, bonds, debentures or other instruments, irrespective of their form or title, issued, or authorised to be issued, by the Company; or

1.1.16.2.	anything falling within the meaning of "securities" as set out in section 1 of the Securities Services Act, and includes shares held in a private company;

1.1.17.	“Securities Register” means the register of issued Securities of the Company required to be established in terms of section 50(1) of the Act and referred to in clause 9 hereof;

1.1.18.	“Securities Services Act” means the Securities Services Act, No 36 of 2004, including any amendment, consolidation or re-enactment thereof;

1.1.19.	“SENS” means the Securities Exchange News Service established and operated by the Listings Division of the JSE;

1.1.20.	“Share” means one of the units into which the proprietary interest in the Company is divided, which at the date of adoption of this Memorandum of Incorporation comprises only ordinary shares ;

1.1.21.	“Shareholder” means the holder of a Share who is entered as such in the Securities Register, subject to the provisions of section 57 of the Act;

1.1.22.	“Solvency and Liquidity Test” has the meaning attributed thereto in section 4 of the Act;

1.1.23.	“Sub-register” means the record of Uncertificated Securities administered and maintained by a Participant, which forms part of the Securities Register in terms of the Act;

1.1.24.	“Uncertificated Securities” means any "securities" defined as such in section 29 of the Securities Services Act; and

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1.1.25.
“Uncertificated Securities Register” means the record of Uncertificated Securities administered and maintained by a Participant or Central Securities Depositary, as determined in accordance with the rules of the Central Securities Depositary.

1.2.	In this Memorandum of Incorporation, unless the context clearly indicates otherwise –

1.2.1.	words and expressions defined in the Act and which are not defined herein shall have the meanings given to them in the Act;

1.2.2.	a reference to the Act shall include reference to the Regulations;

1.2.3.	a reference to a section by number refers to the corresponding section of the Act;

1.2.4.	a reference to a clause by number refers to a corresponding provision of this Memorandum of Incorporation;

1.2.5.	in any instance where there is a conflict between a provision (be it expressed, implied or tacit) of this Memorandum of Incorporation and –

1.2.5.1.	an alterable or elective provision of the Act, the provision of this Memorandum of Incorporation shall prevail to the extent of the conflict; and

1.2.5.2.
an unalterable or non-elective provision of the Act, the unalterable or non-elective provision of the Act shall prevail to the extent of the conflict unless the Memorandum of Incorporation imposes on the Company a higher standard, greater restriction, longer period of time or similarly more onerous requirement, in which event the relevant provision of this Memorandum of Incorporation shall prevail to the extent of the conflict;

1.2.6.	clause headings are for convenience only and are not to be used in its interpretation;

1.2.7.	an expression which denotes -

1.2.7.1.	any gender includes the other genders;

1.2.7.2.	a natural person includes a juristic person and vice versa; and

1.2.7.3.	the singular includes the plural and vice versa;

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1.2.8.
if the due date for performance of any obligation in terms of this Memorandum of Incorporation is a day which is not a business day then (unless otherwise stipulated), the due date for performance of the relevant obligation shall be the immediately succeeding business day;

1.2.9.
any words or expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout the whole of this Memorandum of Incorporation;

1.2.10.
any reference to a notice shall be construed as a reference to a written notice, and shall include a notice which is transmitted electronically in a manner and form permitted in terms of the Act and/or the Regulations.

1.3.	Any reference in this Memorandum of Incorporation to –

1.3.1.
“days” shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic from time to time;

1.3.2.
“law” means any law of general application, as amended and re-enacted from time to time, and includes the common law and any statute, constitution, decree, treaty, regulation, directive, ordinance, by-law, order or any other enactment of legislative measure of government (including local and provincial government) statutory or regulatory body which has the force of law; and

1.3.3.
“writing” means legible writing and in English and includes printing, typewriting, lithography or any other mechanical process, as well as any electronic communication in a manner and a form permitted in terms of the Act and/or the Regulations.

1.4.
The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

1.5.
Unless otherwise provided, defined terms appearing in this Memorandum of Incorporation in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

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1.6
    Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

1.7.	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

1.8.	Any reference herein to "this Memorandum of Incorporation" shall be construed as a reference to this Memorandum of Incorporation as amended from time to time.

1.9.	Whenever any person is required to act "as an expert and not as an arbitrator" in terms of this Memorandum of Incorporation, then –

1.9.1.	the determination of the expert shall (in the absence of manifest error) be final and binding;

1.9.2.	subject to any express provision to the contrary, the expert shall determine the liability for his or its charges, which shall be paid accordingly;

1.9.3.
the expert shall be entitled to determine such methods and processes as he or it may, in his or its sole discretion, deem appropriate in the circumstances provided that the expert may not adopt any process which is manifestly biased, unfair or unreasonable;

1.9.4.	the expert shall consult with the relevant Parties (provided that the extent of the expert's consultation shall be in his or its sole discretion) prior to rendering a determination; and

1.9.5.
having regard to the sensitivity of any confidential information, the expert shall be entitled to take advice from any person considered by him or it to have expert knowledge with reference to the matter in question.

2.	JURISTIC PERSONALITY

2.1.
The Company is a pre-existing company as defined in the Act and, as such, continues to exist as a public company as if it had been incorporated and registered in terms of the Act, as contemplated in item 2 of the Fifth Schedule to the Act, and this Memorandum of Incorporation replaces and supersedes the Memorandum and Articles of Association of the Company applicable immediately prior to the filing hereof.

2.2.	The Company is incorporated in accordance with and governed by –

2.2.1.	the unalterable provisions of the Act, save to the extent that this Memorandum of Incorporation imposes on the Company a higher standard,

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greater restriction, longer period of time or similarly more onerous requirement; and

2.2.2.	the alterable provisions of the Act, subject to the limitations, extensions, variations or substitutions set out in this Memorandum of Incorporation; and

2.2.3.	the other provisions of this Memorandum of Incorporation.

3.	LIMITATION OF LIABILITY
No person shall, solely by reason of being an incorporator, Shareholder or Director of the Company, be liable for any liabilities or obligations of the Company.

4.	POWERS OF THE COMPANY

4.1.
The Company has all of the legal powers and capacity contemplated in the Act, and no provision contained in this Memorandum of Incorporation should be interpreted or construed as negating, limiting, or restricting those powers in any way whatsoever.

4.2.	The legal powers and capacity of the Company are not subject to any restrictions, limitations or qualifications, as contemplated in section 19(1)(b)(ii) of the Act.

5.	SPECIAL CONDITIONS
This Memorandum of Incorporation does not contain any special conditions applicable to the Company as contemplated in section 15(2)(b) or (c) of the Act.

6.	ACQUISITION AND CESSATION OF RIGHTS
A person –

6.1.
acquires the rights associated with any particular securities of the company when that person’s name is entered in the Company’s Securities Register as a person to whom those securities have been issued; and

6.2.
ceases to have the rights associated with any particular securities of the company when the transfer to another person, re-acquisition by the Company of those Securities has been entered in the Company’s Securities Register.

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7.	ISSUE OF SHARES AND VARIATION OF RIGHTS

7.1.	The Company is authorised to issue –

7.1.1.	1, 000, 000, 000 ordinary no par value Shares, of the same class, each of which ranks pari passu in respect of all rights and entitles the holder to – [LR 10.5(a)]

7.1.1.1.
vote on any matter to be decided by the Shareholders of the Company and to 1 (one) vote in respect of each Share held by a Shareholder in the case of a vote by means of a poll and to vote at every general meeting or annual general meeting, in person or by proxy; [LR 10.5(b)]

7.1.1.2.	participate proportionally in any distribution made by the Company; and

7.1.1.3.	receive proportionally the net assets of the Company upon its liquidation; and

7.1.2.
100, 000, 000 preference shares which shares shall have the preferences, rights, limitations and other terms to be determined by the Board from time to time, in accordance with section 36(1)(d) of the Companies Act and subject to the JSE Listings Requirements.

7.2.	The Board shall not have the power to –

7.2.1.	increase or decrease the number of authorised Shares of any class of the Company’s Shares; or [LR 10.5(d)(iv)]

7.2.2.	consolidate and reduce the number of the Company's issued and authorised Shares of any class; or [LR 10.5(d)(v)]

7.2.3.	subdivide its Shares of any class by increasing the number of its issued and authorised Shares of that class without an increase of its capital; or [LR 10.5(d)(vi)

7.2.4.	reclassify any classified Shares that have been authorised but not issued; or

7.2.5.	classify any unclassified Shares that have been authorised but not issued; or

7.2.6.
vary the preferences, rights, limitations or other terms of any issued shares other than in accordance with the remaining provisions of this Memorandum of Incorporation, the JSE Listings Requirements and applicable law,

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and such powers shall only be capable of being exercised by the Shareholders by way of a special resolution of the Shareholders and amendment to the Memorandum of Incorporation. [LR 10.5(d)]

7.3.
Each Share issued by the Company has associated with it an irrevocable right of the Shareholder to vote on any proposal to amend the preferences, rights, limitations and other terms associated with that Share. The variation of any preferences, rights, limitations and other terms associated with any class of Shares as set out in this Memorandum of Incorporation may be enacted only by an amendment of this Memorandum of Incorporation approved by special resolution of the ordinary Shareholders. If any amendment of the Memorandum of Incorporation relates to the variation of any preferences, rights, limitation and other Share terms attaching to any other class of Shares already in issue, that amendment must not be implemented without a special resolution, taken by the holders of Shares in that class at a separate meeting. In such instances, the holders of such Shares will be allowed to vote at the meeting of ordinary Shareholders subject to clause 21.2. No resolution of Shareholders of the company shall be proposed or passed, unless a special resolution of the holders of the Shares in that class approve the amendment. [LR 10.5 (c) and (e)]

7.4.
The authorisation and classification of Shares, the creation of any class of Shares, the conversion of one class of Shares into one or more other classes, the consolidation of securities, the sub-division of securities, the change of the name of the company, the increase of number of Securities, and, subject to clause 7.3, the variation of any preferences, rights, limitations and other terms associated with each class of Shares as set out in this Memorandum of Incorporation may be changed only by an amendment of this Memorandum of Incorporation by special resolution of the ordinary Shareholders and in accordance with the JSE Listings Requirements, to the extent required, save if such an amendment is ordered by a court in terms of sections 16(1)(a) and 16(4) of the Act. [LR 10.5(d)(i), LR 10.5(d)(ii), LR 10.5(d)(iii), LR 10.5(d)(iv), LR 10.5(d)(v), LR 10.5(d)(vi), LR 10.5(d)(vii), LR 10.5(e) & LR 10.9(c)]

7.5.
No Shares may be authorised in respect of which the preferences, rights, limitations or any other terms of any class of Shares may be varied in response to any objectively ascertainable external fact or facts as provided for in sections 37(6) and 37(7) of the Act. [LR 10.5(g)]

7.6.
Securities for which listing on the JSE is sought must be fully paid up and freely transferable unless otherwise required by statute, which includes any foreign statute to which such Securities may be subject from time to time; and Shares may only be issued within the classes and to the extent that those Shares have been authorised by or in terms of this Memorandum of Incorporation. Nothing in this Memorandum of

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Incorporation shall preclude persons from entering into contractual arrangements in respect of restrictions relating to the transferability of any Securities; provided that any such contracts and/or agreements shall not be binding on or enforceable against the Company.

7.7.	The Board may resolve to issue Shares of the Company at any time, but –

7.7.1.	only within the classes and to the extent that those Shares have been authorised by or in terms of this Memorandum of Incorporation; and

7.7.2.
only to the extent that such issue has been approved by the Shareholders in general meeting, either by way of a general authority (which may be either conditional or unconditional) to issue Shares in its discretion or a specific authority in respect of any particular issue of Shares, in accordance with the JSE Listings Requirements, provided that, if such approval is in the form of a general authority to the Directors, it shall be valid only until the next annual general meeting of the Company or for

15 (fifteen) months from the date of the ordinary resolution, whichever is the earlier, and it may be varied or revoked by any general meeting of the Shareholders prior to such annual general meeting. [LR 10.1]

7.8.
Alterations of share capital, authorised shares and rights attaching to a class/es of Shares; all issues of Shares for cash and all issues of options and convertible securities granted or issued for cash must, in addition to the aforegoing provisions, be in accordance with the JSE Listings Requirements. [LR 10.9(a) and (c)]

7.9.
All Securities of the Company for which a listing is sought on the JSE and all Securities of the same class as Securities of the Company which are listed on the JSE must, notwithstanding the provisions of section 40(5) of the Act, but unless otherwise required by the Act, only be issued after the Company has received the consideration approved by the Board for the issuance of such Securities. [LR 10.2(a)]

7.10.	Subject to section 40(5) to (7) of the Act, when the Company has received the consideration approved by the Board for the issuance of any Shares -

7.10.1.	those Shares are fully paid up; and

7.10.2.	the Company must issue those Shares and cause the name of the holder to be entered onto the Company’s Securities Register in accordance with sections 49 to 56 of the Act.

7.11.	Subject to what may be authorised by the Act, the JSE Listings Requirements and at meetings of Shareholders in accordance with clause 7.12, and subject to clause 7.13,

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the Board may only issue unissued equity securities (as defined in the JSE Listings Requirements) if such equity securities have first been offered to existing ordinary Shareholders in proportion to their shareholding on such terms and in accordance with such procedures as the Board may determine, unless such equity securities are issued for the acquisition of assets by the Company. [LR 10.1]

7.12.
Notwithstanding the provisions of clause 7.11, the Shareholders may at a general meeting authorise the Directors to issue Shares of the Company at any time and/or grant options to subscribe for Shares as the Directors in their discretion think fit, provided that such transaction(s) has/have been approved by the JSE, if so required under the JSE Listings Requirements, and comply with the JSE Listings Requirements. [LR 10.1]

7.13.
Except to the extent that any such right is specifically included as one of the rights, preferences or other terms upon which any class of Shares is issued or as may otherwise be provided in this Memorandum of Incorporation (as is set out in clause 7.11), no Shareholder shall have any pre-emptive or other similar preferential right to be offered or to subscribe for any additional Shares issued by the Company.

8.	CERTIFICATED AND UNCERTIFICATED SECURITIES

8.1.
Securities of the Company are to be issued in certificated or uncertificated form, as shall be determined by the Board from time to time. Except to the extent otherwise provided in the Act, the rights and obligations of Security holders shall not be different solely on the basis of their Securities being Certificated Securities or Uncertificated Securities and each provision of this Memorandum of Incorporation applies with respect to any Uncertificated Securities in the same manner as it applies to Certificated Securities, unless otherwise stated or indicated by the context.

8.2.	Any Certificated Securities may cease to be evidenced by certificates, and thereafter become Uncertificated Securities.

8.3.
Any Uncertificated Securities may be withdrawn from the Uncertificated Securities Register, and certificates issued evidencing those Securities at the election of the holder of those Uncertificated Securities. A holder of Uncertificated Securities who elects to withdraw all or part of the Uncertificated Securities held by it in an Uncertificated Securities Register, and obtain a certificate in respect of those withdrawn Securities, may so notify the relevant Participant or Central Securities Depository as required by the rules of the Central Securities Depository.

8.4.
After receiving notice from a Participant or Central Securities Depository, as the case may be, that the holder of Uncertificated Securities wishes to withdraw all or part of the Uncertificated Securities held by it in an Uncertificated Securities Register, and obtain a certificate in respect thereof, the Company shall –

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8.4.1.
immediately enter the relevant Security holder's name and details of its holding of Securities in the Securities Register and indicate on the Securities Register that the Securities so withdrawn are no longer held in uncertificated form; and

8.4.2.
within 10 (ten) business days (or 20 (twenty) business days in the case of a holder of Securities who is not resident within the Republic) prepare and deliver to the relevant person a certificate in respect of the Securities and notify the Central Securities Depository that the Securities are no longer held in uncertificated form.

8.5.	The Company may charge a holder of its Securities a reasonable fee to cover the actual cost of issuing any certificate as contemplated in this clause.

8.6.
At the request of the Company, and on payment of the fee prescribed in the Act or the Regulations, if any, a Participant or Central Securities Depository, as determined in accordance with the rules of the Central Securities Depository, must furnish the Company with all details of the Company’s Uncertificated Securities reflected in the Uncertificated Securities Register.

9.	SECURITIES REGISTER

9.1.
The Company must establish or cause to be established a Securities Register in the form prescribed by the Act and the Regulations and maintain the Securities Register in accordance with the prescribed standards.

9.2.	As soon as practicable after issuing any Securities the Company must enter or cause to be entered in the Securities Register, in respect of every class of Securities it has issued –

9.2.1.	the total number of Uncertificated Securities;

9.2.2.	with respect to Certificated Securities –

9.2.2.1.	the names and addresses of the persons to whom the Certificated Securities were issued;

9.2.2.2.	the number of Certificated Securities issued to each of them;

9.2.2.3.
in the case of Securities other than Shares as contemplated in section 43 of the Act, the number of those Securities issued and outstanding, and the names and addresses of the registered owners of the Securities and any holders of beneficial interests therein; and

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9.2.2.4.	any other prescribed information.

9.3.
If the Company has issued Uncertificated Securities, or has issued Securities that have ceased to be Certificated Securities as contemplated in clause 8.2, a record must be administered and maintained by a Participant or Central Securities Depository, in the prescribed form, as the Uncertificated Securities Register, which –

9.3.1.	forms part of the Securities Register; and

9.3.2.
must contain, with respect to all Uncertificated Securities contemplated in this clause 9, any details referred to in clause 9.2.2, read with the changes required by the context or as determined by the rules of the Central Securities Depository.

9.4.	The Securities Register or Uncertificated Securities Register maintained in accordance with the Act shall be sufficient proof of the facts recorded in it, in the absence of evidence to the contrary.

9.5.	Unless all the Shares rank equally for all purposes, the Shares, or each class of Shares, and any other Securities, must be distinguished by an appropriate numbering system.

9.6.	A certificate evidencing any Certificated Securities of the Company –

9.6.1.	must state on its face –

9.6.1.1.	the name of the Company;

9.6.1.2.	the name of the person to whom the Securities were issued; and

9.6.1.3.	the number and class of Shares and designation of the series, if any, evidenced by that certificate;

9.6.2.	must be signed by 2 (two) persons authorised by the Board, which signatures may be affixed or placed on the certificate by autographic, mechanical or electronic means; and

9.6.3.	is proof that the named Security holder owns the Securities, in the absence of evidence to the contrary.

9.7.	A certificate remains valid despite the subsequent departure from office of any person who signed it.

9.8.	If, as contemplated in clause 9.5, all of the Shares rank equally for all purposes, and are therefore not distinguished by a numbering system –

9.8.1.	each certificate issued in respect of those Shares must be distinguished by a numbering system; and

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9.8.2.	if the Share has been transferred, the certificate must be endorsed with a reference number or similar device that will enable each preceding holder of the Share in succession to be identified, provided that in terms of Schedule 5 of the Act, if the Company is a pre-existing company (as defined in the Act), the failure of any Share certificate to satisfy the provisions of clauses 9.6 to 9.8 is not a contravention of the Act and does not invalidate that certificate.

10.	TRANSFER OF SECURITIES

10.1.
The instrument of transfer of any Certificated Securities shall be signed by both the transferor and the transferee and the transferor shall be deemed to remain the holder of such Certificated Securities until the name of the transferee is entered in the Securities Register. The Directors may, however, in their discretion in such cases as they deem fit, dispense with requiring the signature of the transferee on the instrument of transfer.

10.2.
Subject to such restrictions as may be applicable (whether by virtue of the preferences, rights, limitations or other terms associated with the Securities in question) but in no way derogating from the provisions of clause 11 regarding Shares and Securities being freely transferable, any Shareholder or holder of other Securities may transfer all or any of its Certificated Securities by instrument in writing in any usual or common form or any other form which the Directors may approve.

10.3.	Every instrument of transfer shall be delivered to the principal place of business of the Company, accompanied by –

10.3.1.	the certificate issued in respect of the Certificated Securities to be transferred; and/or

10.3.2.	such other evidence as the Company may require to prove the title of the transferor, or his or her right to transfer the Certificated Securities.

10.4.
All authorities to sign transfer deeds or other instruments of transfer granted by holders of Securities for the purpose of transferring Certificated Securities which may be lodged, produced or exhibited with or to the Company at its registered office shall, as between the Company and the grantor of such authorities, be taken and deemed to continue and remain in full force and effect, and the Company may allow the same to be acted upon until such time as express notice in writing of the revocation of the same shall have been given and lodged at such of the Company's offices at which the authority was first lodged, produced or exhibited. Even after the giving and lodging of such notice, the Company shall be entitled to give effect to any instruments signed under the authority to sign and certified by any officer of the

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Company as being in order before the giving and lodging of such notice. [LR 10.2(b)]

10.5.
All instruments of transfer, when registered, shall either be retained by the Company or disposed of in such manner as the Directors shall from time to time decide. Any instrument of transfer which the Directors may decline to register shall (unless the Directors shall resolve otherwise) be returned on demand to the person who lodged it.

10.6.	The transfer of Uncertificated Securities may be effected only –

10.6.1.	by a Participant or Central Securities Depository;

10.6.2.	on receipt of an instruction to transfer sent and properly authenticated in terms of the rules of a Central Securities Depository or an order of a Court; and

10.6.3.	in accordance with section 53 of the Act and the rules of the Central Securities Depository.

10.7.
Transfer of ownership in any Uncertificated Securities must be effected by debiting the account in the Uncertificated Securities Register from which the transfer is effected and crediting the account in the Uncertificated Securities Register to which the transfer is effected, in accordance with the rules of the Central Securities Depository.

10.8.
Securities transfer tax and other legal costs payable in respect of any transfer of Securities pursuant to this Memorandum of Incorporation will be paid by the Company to the extent that the Company is liable therefor in law, but shall, to that extent, be recoverable from the person acquiring such Securities.

11.	NO LIEN
It is recorded for the avoidance of doubt that fully paid Securities shall not be subject to any lien in favour of the Company and shall be freely transferable. [LR 10.12]

12.	TRANSMISSION OF SECURITIES

12.1.
The executor of the estate of a deceased sole holder of a Security shall be the only person recognised by the Company as having any title to such Security. In the case of a Security registered in the names of 2 (two) or more holders, the survivor or survivors, or the executor of the estate of any deceased Shareholder, as determined by the Board, shall be the only person recognised by the Company as having any title to the Security. Any person who submits proof of his appointment as the executor,

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administrator, trustee, curator, or guardian in respect of the estate of a deceased Shareholder or holder of other Securities ("Security Holder") of the Company, or of a Security Holder whose estate has been sequestrated or of a Security Holder who is otherwise under a disability or as the liquidator of any body corporate which is a Security Holder of the Company, shall be entered in the Securities Register nomine officii, and shall thereafter, for all purposes, be deemed to be a Security Holder. [LR 10.13]

12.2.
If when called upon by the Directors to do so the executor fails to register the deceased's Securities in its name or the names of the heir or legatees, the Securities shall not be capable of being forfeited, but shall continue to be registered in the names of the deceased or the executor's name nomine officio.

12.3.
Subject to the provisions of clause 12.1, any person becoming entitled to any Security by virtue of the death of a Security Holder shall, upon producing such evidence that he has such title or rights as the Directors think sufficient, have the right either to have such Security transferred to himself or to make such other transfer of the Security as such Security Holder could have made, provided that in respect of a transfer other than to himself –

12.3.1.	the Directors shall have the same right to refuse or suspend registration as they would have had in the case of a proposed transfer of such Security by such Security Holder before his death; and

12.3.2.
a person becoming entitled to any Security shall not, unless and until he is himself registered as a Security Holder in respect of such Security, be entitled to exercise any voting or other right attaching to such Security or any other right relating to meetings of the Company.

13.	DEBT INSTRUMENTS
The Board may authorise the Company to issue secured or unsecured debt instruments as set out in section 43(2) of the Act, but no special privileges associated with any such debt instruments as contemplated in section 43(3) of the Act may be granted, and the authority of the Board in such regard is limited by this Memorandum of Incorporation. [LR 10.10]

14.	CAPITALISATION SHARES [LR 10.6]

14.1.
Provided such transaction(s) has/have been approved by the JSE, if so required under the JSE Listings Requirements, (and the JSE Listings Requirements have been complied with), the Board shall, in accordance with section 47 of the Act, have the power or authority to –

14.1.1.	approve the issue of any authorised Shares, as capitalisation Shares, on a pro rata basis to the Shareholders of one or more classes of Shares; or

14.1.2.	to issue Shares of one class as capitalisation Shares in respect of Shares of another class; or

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14.1.3.	to resolve to permit Shareholders, that are entitled, to elect to receive a cash payment in lieu of a capitalisation Share.

14.2.	The Board may not resolve to offer a cash payment in lieu of awarding a capitalisation Share, as contemplated in clause 14.1.3, unless the Board –

14.2.1.	has considered the Solvency and Liquidity Test as required by section 46, on the assumption that every such Shareholder would elect to receive cash; and

14.2.2.	is satisfied that the Company would satisfy the Solvency and Liquidity Test immediately upon the completion of the distribution.

15.	BENEFICIAL INTERESTS IN SECURITIES
The Company’s issued Securities may be held by, and registered in the name of, one person for the beneficial interest of another person as set out in section 56(1) of the Act.

16.	FINANCIAL ASSISTANCE
The Board may authorise the Company to provide financial assistance by way of loan, guarantee, the provision of security or otherwise to any person for the purpose of, or in connection with, the subscription of any option, or any Securities, issued or to be issued by the Company or a related or inter-related company, or for the purchase of any such Securities, as set out in section 44 of the Act, and the authority of the Board in this regard is not limited or restricted by this Memorandum of Incorporation.

17.	ACQUISITION BY THE COMPANY OF ITS OWN SHARES

17.1.	Subject to the JSE Listings Requirements, the provisions of section 48 of the Act and the further provisions of this clause 17 –

17.1.1.	the Board may determine that the Company acquire a number of its own Shares; and

17.1.2.	the board of any subsidiary of the Company may determine that such subsidiary acquire Shares of the Company, but –

17.1.2.1.	not more than 10% (ten percent), in aggregate, of the number of issued Shares of any class may be held by, or for the benefit of, all of the subsidiaries of the Company, taken together; and

17.1.2.2.	no voting rights attached to those Shares may be exercised while the Shares are held by that subsidiary and it remains a subsidiary of the Company.

17.2.
Any decision by the Company to acquire its own Shares must satisfy the JSE Listings Requirements and the requirements of section 46 of the Act and, accordingly, the Company may not acquire its own Shares unless –

17.2.1.
for as long as it is required in terms of the JSE Listings Requirements, the acquisition has been approved by a special resolution of the Shareholders in terms of the JSE Listings Requirements, whether in respect of a particular

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repurchase or generally approved by Shareholders and unless such acquisition otherwise complies with sections 5.67 to 5.69 of the JSE Listings Requirements (or such other sections as may be applicable from time to time); [LR 10.9(b)]

17.2.2.	the acquisition –

17.2.2.1.	is pursuant to an existing legal obligation of the Company, or a court order; or

17.2.2.2.	the Board, by resolution, has authorised the acquisition;

17.2.3.	it reasonably appears that the Company will satisfy the Solvency and Liquidity Test immediately after completing the proposed acquisition; and

17.2.4.
the Board, by resolution, has acknowledged that it has applied the Solvency and Liquidity Test and reasonably concluded that the Company will satisfy the Solvency and Liquidity Test immediately after completing the proposed acquisition.

17.3.	A decision of the Board referred to in clause 17.1.1 –

17.3.1.
must be approved by a special resolution of the Shareholders if any Shares are to be acquired by the Company from a Director or prescribed officer of the Company, or a person related to a Director or prescribed officer of the Company; and

17.3.2.
is subject to the requirements of sections 114 and 115 of the Act if considered alone, or together with other transactions in an integrated series of transactions, it involves the acquisition by the Company of more than 5% (five percent) of the issued Shares of any particular class of the Company's Shares.

17.4.
Notwithstanding any other provision of this Memorandum of Incorporation, the Company may not acquire its own Shares, and no subsidiary of the Company may acquire Shares of the Company if, as a result of that acquisition, there would no longer be any Shares of the Company in issue other than –

17.4.1.	Shares held by one or more subsidiaries of the Company; or

17.4.2.	convertible or redeemable Shares.

18.	RECORD DATE FOR EXERCISE OF SHAREHOLDER RIGHTS

18.1.	The record date for the purpose of determining which Shareholders are entitled to –

18.1.1.	receive notice of a Shareholders' meeting;

18.1.2.	participate in and vote at a Shareholders' meeting;

18.1.3.	decide any matter by written consent or by Electronic Communication;

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18.1.4.	receive a distribution; or

18.1.5.	be allotted or exercise other rights,
shall be determined by the Board, provided that, for as long as the JSE Listings Requirements apply to the Company, such record date shall be the record date as required by the JSE Listings Requirements. [LR 10.15]

18.2.	Such record date must be published to the Shareholders in a manner that satisfies the JSE Listings Requirements and any other prescribed requirements.

19.	SHAREHOLDERS' MEETINGS

19.1.	The Board, or any prescribed officer of the Company authorised by the Board, is entitled to call a Shareholders' meeting at any time.

19.2.
Subject to the provisions of section 60 of the Act, dealing with the passing of resolutions of Shareholders otherwise than at a meeting of Shareholders, and clause 24.4 of this Memorandum of Incorporation, the Company shall hold a Shareholders' meeting –

19.2.1.	at any time, that the Board is required by –

19.2.1.1.	the Act, to hold a meeting;

19.2.1.2.	the JSE Listings Requirements, to refer a matter to Shareholders for decision; or [LR 10.11(d)]

19.2.1.3.	this Memorandum of Incorporation, to hold a meeting; or

19.2.2.	whenever required in terms of the Act to fill a vacancy on the Board; or

19.2.3.	when required in terms of clause 19.3 or by any other provision of this Memorandum of Incorporation.

19.3.	The Board shall call a meeting of Shareholders if 1 (one) or more written and signed demands by Shareholders calling for such a meeting are delivered to the Company and–

19.3.1.	each such demand describes the specific purpose for which the meeting is proposed; and

19.3.2.
in aggregate, demands for substantially the same purpose are made and signed by the holders, as of the earliest time specified in any of those demands, of at least 10% (ten percent) of the voting rights entitled to be exercised in relation to the matter proposed to be considered at the meeting.

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19.4.
In addition to other meetings of the Company that may be convened from time to time, the Company shall convene an annual general meeting of its Shareholders once in each calendar year, but no more than 15 (fifteen) months after the date of the previous annual general meeting.

19.5.	Subject to the provisions of the JSE Listings Requirements, any such annual general meeting –

19.5.1.	shall be capable of being held by Electronic Communication in accordance with the further provisions of this Memorandum of Incorporation; and

19.5.2.	shall not be capable of being held in accordance with the provisions of section 60 of the Act set out in clause 24.

19.6.	Each annual general meeting of the Company contemplated in clause 19.4 shall provide for at least the following business to be transacted –

19.6.1.	the presentation of the directors' report, audited financial statements for the immediately preceding financial year of the Company and an audit committee report;

19.6.2.	the election of Directors, to the extent required by the Act and by clause 25.7 of this Memorandum of Incorporation;

19.6.3.	the appointment of an auditor and an audit committee for the following financial year;

19.6.4.	any matters raised by the Shareholders, with or without advance notice to the Company.

19.7.
Each annual general meeting of the Company contemplated in clause 19.4 or any special general meeting of the Company may provide for the passing and adoption of special resolutions, contemplated in clauses 28.1 and 28.4 of this Memorandum of Incorporation, relating to the following business –

19.7.1.	the settling of Directors' fees for the 2 (two) year period following the annual general meeting or special general meeting at which the resolution is approved; and

19.7.2.	the granting of financial assistance in terms of section 45 of the Act.

19.8.	Save as otherwise provided herein, the Company is not required to hold any other Shareholders' meetings other than those specifically required by the Act and the JSE Listings Requirements.

19.9.	The Board may determine the location of any Shareholders' meeting, and the Company may hold any such meeting in the Republic or in any foreign country, and

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the authority of the Board and the Company in this regard is not limited or restricted by this Memorandum of Incorporation.

19.10.	Every Shareholder's meeting shall be reasonably accessible within the Republic for electronic participation by Shareholders, irrespective of whether the meeting is held in the Republic or elsewhere.

19.11.	All meetings (whether called for the passing of special or ordinary resolutions) shall be called on not less than 15 (fifteen) business days' notice. [LR 10.11(a) & (b)]

19.12.	The quorum for a Shareholders' meeting to begin or for a matter to be considered, shall be at least 3 (three) Shareholders entitled to attend and vote and present in person. In addition –

19.12.1.
a Shareholders' meeting may not begin until sufficient persons are present at the meeting to exercise, in aggregate, at least 25% (twenty five percent) of the voting rights that are entitled to be exercised in respect of at least one matter to be decided at the meeting; and

19.12.2.
a matter to be decided at a Shareholders' meeting may not begin to be considered unless sufficient persons are present at the meeting to exercise, in aggregate, at least 25% (twenty five percent) of all of the voting rights that are entitled to be exercised in respect of that matter at the time the matter is called on the agenda. [LR 10.11(h)]

19.13.
The time periods specified in sections 64(4) and (5) of the Act apply to the Company without variation and, accordingly, if within 1 (one) hour after the appointed time for a meeting to begin, the requirements of clause 19.12 –

19.13.1.	for that meeting to begin have not been satisfied, the meeting may be postponed, without any motion, vote or further notice, for 1 (one) week;

19.13.2.	for consideration of a particular matter to begin have not been satisfied –

19.13.2.1.	if there is other business on the agenda of the meeting, consideration of that matter may be postponed to a later time in the meeting without any motion or vote; or

19.13.2.2.	if there is no other business on the agenda of the meeting, the meeting may be adjourned, without any motion or vote, for 1 (one) week, provided that the person intended to chair a meeting that cannot begin due to the operation of clause 19.12 may extend the 1 (one) hour limit allowed in clause 19.13 for a reasonable period on the grounds that –

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19.13.2.3.	exceptional circumstances affecting weather, transportation or Electronic Communication have generally impeded or are generally impeding the ability of Shareholders to be present at the meeting; or

19.13.2.4.
one or more particular Shareholders, having been delayed, have communicated an intention to attend the meeting, and those Shareholders, together with others in attendance, would satisfy the requirements of clause 19.12.

19.14.	The accidental omission to give notice of any meeting to any particular Shareholder or Shareholders shall not invalidate any resolution passed at any such meeting.

19.15.	The Company shall not be required to give further notice of a meeting that has been postponed or adjourned in terms of clause 19.13 unless the location for the meeting is different from –

19.15.1.	the location of the postponed or adjourned meeting; or

19.15.2.	the location announced at the time of adjournment, in the case of an adjourned meeting.

19.16.
If at the time appointed in terms of clause 19.13 for a postponed meeting to begin, or for an adjourned meeting to resume, the requirements of clause 19.12 have not been satisfied, the Shareholders present in person or by proxy will be deemed to constitute a quorum.

19.17.
After a quorum has been established for a meeting, or for a matter to be considered at a meeting, all the Shareholders forming part of the quorum must be present at the meeting for the matter to be considered at the meeting. [LR 10.11(h)]

19.18.	The maximum period allowable for an adjournment of a Shareholders' meeting is as set out in section 64(12) of the Act, without variation.

19.19.	The chairperson, if any, of the Board shall preside as chairperson at every Shareholder's meeting.

19.20.
If there is no such chairperson, or if at any meeting he or she is not present within 15 (fifteen) minutes after the time appointed for holding the meeting or is unwilling to act as chairperson, the Directors present shall choose 1 (one) of their number to be chairperson. If no Director is willing to act as chairperson or if no Director is present within 15 (fifteen) minutes after the time appointed for commencement of the meeting, the Shareholders present shall choose one of their number to be chairperson of the meeting.

19.21.	The chairperson of a Shareholders' meeting may –

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19.21.1.	appoint any firm or persons to act as scrutineers for the purpose of checking any powers of attorney received and for counting the votes at the meeting;

19.21.2.	act on a certificate given by any such scrutineers without requiring production at the meeting of the forms of proxy or himself counting the votes.

19.22.	If any votes were counted which ought not to have been counted or if any votes were not counted which ought to have been counted, the error shall not vitiate the resolution, unless –

19.22.1.	it is brought to the attention of the chairperson at the meeting; and

19.22.2.	in the opinion of the chairperson of the meeting, it is of sufficient magnitude to vitiate the resolution.

19.23.	Any objection to the admissibility of any vote shall be raised -

19.23.1.	at the meeting or adjourned meeting at which the vote objected to was recorded; or

19.23.2.	at the meeting or adjourned meeting at which the result of the poll was announced, and every vote not then disallowed shall be valid for all purposes. Any objection made timeously shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

19.24.	Even if he is not a Shareholder –

19.24.1.	any Director; or

19.24.2.	the company's attorney and/or advisors (or where the company's attorneys and/or advisors are a firm, any partner or director thereof), may attend and speak at any Shareholders' meeting, but may not vote, unless he is a Shareholder or the proxy or representative of a Shareholder.

19.25.	Every shareholder shall be entitled to vote at every general meeting or annual general meeting in person or by proxy. [LR 10.5(b)]

20.	SHAREHOLDERS' MEETINGS BY ELECTRONIC COMMUNICATION

20.1.
Subject to the provisions of the JSE Listings Requirements, the Company may conduct a Shareholders' meeting entirely by Electronic Communication or provide for participation in a meeting by Electronic Communication, as set out in section 63

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of the Act, and the power of the Company to do so is not limited or restricted by this Memorandum of Incorporation. Accordingly –

20.1.1.	any Shareholders' meeting may be conducted entirely by Electronic Communication; or

20.1.2.	one or more Shareholders, or proxies for Shareholders, may participate by Electronic Communication in all or part of any Shareholders' meeting that is being held in person, so long as the Electronic Communication employed ordinarily enables all persons participating in that meeting to communicate concurrently with each other and without an intermediary, and to participate reasonably effectively in the meeting.

20.2.
Any notice of any meeting of Shareholders at which it will be possible for Shareholders to participate by way of Electronic Communication shall inform Shareholders of the ability to so participate and shall provide any necessary information to enable Shareholders or their proxies to access the available medium or means of Electronic Communication, provided that such access shall be at the expense of the Shareholder or proxy concerned.

21.	VOTES OF SHAREHOLDERS

21.1.	Subject to any special rights or restrictions as to voting attached to any Shares by or in accordance with this Memorandum of Incorporation, at a meeting of the Company –

21.1.1.
on a poll any person who is present at the meeting, whether as a Shareholder or as proxy for a Shareholder, has the number of votes determined in accordance with the voting rights associated with the Securities held by that Shareholder; and

21.1.2.	the holders of Shares other than ordinary Shares shall not be entitled to vote on any resolution at a meeting of Shareholders, except as provided in clause 21.2. [LR 10.5 (c)]

21.2.
If any resolution is proposed as contemplated in clause 7.3, the holders of such Shares (“Affected Shareholders”) shall be entitled to vote at the meeting of ordinary Shareholders as contemplated in clause 21.1, provided that –

21.2.1.
the votes of the ordinary Shares held by the Affected Shareholders (“Affected Shares”) shall not carry any special rights or privileges and the Affected Shareholder shall be entitled to 1 (one) vote for every Affected Share held in the event of a polled vote, and in the event that voting takes

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place by a show of hands, the provisions of clause 1.1.1 shall apply to votes cast by Affected Shareholders ; and

21.2.2.
the total voting rights of the Affected Shareholders in respect of the Affected Shares shall not be more than 24,99% (twenty four comma ninety nine percent) of the total votes (including the votes of the remaining ordinary Shareholders) exercisable at that meeting (with any cumulative fraction of a vote in respect of any Affected Shares held by an Affected Shareholder rounded down to the nearest whole number). [LR 10.5(c) & (e)]

21.3.	At a meeting of Shareholders voting shall be by polling;

21.4.	Any Shareholder who is present at the meeting has the number of votes determined in accordance with the voting rights associated with the Shares registered in the name of the Shareholder in question;

21.5.	The chairperson of the meeting will not, in his capacity as chairperson, have a casting vote in addition to an vote he may have by virtue of being a Shareholder;

21.6.
Where there are joint registered holders of any Security, any 1 (one) of such persons may exercise all of the voting rights attached to that Security at any meeting, either personally or by proxy, as if he or she were solely entitled thereto. If more than 1 (one) of such joint holders is present at any meeting, personally or by proxy, the person so present whose name stands first in the Securities Register in respect of such Security shall alone be entitled to vote in respect thereof.

21.7.
The board of any company or the controlling body of any other entity or person that holds any Securities of the Company may authorise any person to act as its representative at any meeting of Shareholders of the Company, in which event the following provisions will apply –

21.7.1.	the person so authorised may exercise the same powers of the authorising company, entity or person as it could have exercised if it were an individual holder of Securities; and

21.7.2.
the authorising company, entity or person shall lodge a resolution of the directors of such company or controlling body of such other entity or person confirming the granting of such authority, and certified under the hand of the chairperson or secretary thereof, with the Company before the commencement of any Shareholders' meeting at which such person intends to exercise any rights of such Shareholder, unless excused from doing so by the chairperson of such meeting.

22.	PROXIES AND REPRESENTATIVES

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22.1.	Any Shareholder may at any time appoint any natural person (or two or more natural persons concurrently), including a natural person who is not a Shareholder, as a proxy to –

22.1.1.	participate in, and speak and vote at, a Shareholders' meeting on behalf of that Shareholder; or

22.1.2.	give or withhold written consent on behalf of that Shareholder to a decision contemplated in section 60 of the Act, provided that a Shareholder may appoint more than 1 (one) proxy to exercise voting rights attached to different Securities held by the Shareholder.

22.2.	A proxy appointment –

22.2.1.	must be in writing, dated and signed by the Shareholder; and

22.2.1.	remains valid for –

22.2.2.1.	6 (six) months after the date on which it was signed; or

22.2.2.2.	any longer or shorter period expressly set out in the appointment, unless it is revoked in a manner contemplated in the Act or expires earlier as contemplated in the Act.

22.3.
The holder of a power of attorney or other written authority from a Shareholder may, if so authorised thereby, represent such Shareholder at any meeting of the Company and such holder shall deliver the power of attorney or other written authority (if any), or a copy thereof, to the Company before such holder exercises any rights of the Shareholder at a Shareholders' meeting.

22.4.	All of the remaining provisions of the Act relating to the appointment and revocation of proxies and the rights of proxies generally shall apply and, in particular –

22.4.1.	a Shareholder’s proxy may delegate the proxy’s powers to another person as set out in section 58(3)(b) of the Act;

22.4.2.
a Shareholder or his proxy must deliver to the Company a copy of the instrument appointing a proxy not later than 48 (forty eight) hours, excluding Saturdays, Sundays and public holidays in the Republic, before the commencement of the meeting at which the proxy intends to exercise that Shareholder’s rights; and

22.4.3

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.
unless the instrument appointing a proxy provides otherwise, a Shareholder’s proxy may decide, without direction from the Shareholder, whether to exercise or abstain from exercising any voting right of the Shareholder, as set out in section 58(7) of the Act, and none of such rights or powers are limited, restricted or varied by this Memorandum of Incorporation.

22.5.	Every instrument of proxy shall, as far as circumstances permit, be substantially in the following form, or in such other form as the Directors may approve from time to time –
“I/We ____________________________________
being a shareholder of _____________________ Limited do hereby appoint
_______________________________________
or failing him/her
_______________________________________
or failing him/her, the chairperson of the meeting as my/our proxy to vote or abstain from voting on my/our behalf at the meeting of the Company to be held at ______________________ on______________________ and at any adjournment thereof as follows:-

	In favour of	Against	Abstain

Special Resolution 1	................	................	................

Ordinary Resolution 1	................	................	................

(Indicate instruction to proxy by way of a cross in space provided above). Except as instructed above or if no instructions are inserted above, my/our proxy may vote as he/she thinks fit.
SIGNED this _____ day of ______________________ in the year of 20__

_____________________________
SHAREHOLDER'S SIGNATURE

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(Note -- A shareholder entitled to attend, speak and vote is entitled to appoint a proxy to attend, speak and vote in his/her stead, and such proxy need not be a shareholder of the Company).”

23.	SHAREHOLDERS' RESOLUTIONS

23.1.
For an ordinary resolution to be approved it must be supported by more than 50% (fifty percent) of the voting rights of Shareholders exercised on the resolution, as provided in section 65(7) of the Act.

23.2.
For a special resolution to be approved it must be supported by the holders of at least 75% (seventy five percent) of the voting rights exercised on the resolution, as provided in section 65(9) of the Act. [LR 10.11(a)]

23.3.	No matters, except –

23.3.1.	those matters set out in section 65(11) of the Act; or

23.3.2.	any other matter required by the Act or this Memorandum of Incorporation to be resolved by means of a special resolution; or

23.3.3.
for so long as the Company's Securities are listed on the JSE, any other matter required by the JSE Listings Requirements to be resolved by means of a special resolution in terms of the JSE Listings Requirements, require a special resolution adopted at a Shareholders' meeting of the Company.

23.4.
In the event that any Shareholder abstains from voting in respect of any resolution, such Shareholder will, for the purposes of determining the number of votes exercised in respect of that resolution, be deemed not to have exercised a vote in respect thereof.

24.	SHAREHOLDERS ACTING OTHER THAN AT A MEETING

24.1.
In accordance with the provisions of section 60 of the Act, but subject to clause 24.4, a resolution that could be voted on at a Shareholders' meeting (other than in respect of the election of Directors) may instead be –

24.1.1.	submitted by the Board for consideration to the Shareholders entitled to exercise the voting rights in relation to the resolution; and

24.1.2.	voted on in writing by such Shareholders within a period of 20 (twenty) business days after the resolution was submitted to them.

24.2.	A resolution contemplated in clause 24.1–

24.2.1.	will have been adopted if it is supported by persons entitled to exercise sufficient voting rights for it to have been adopted as an ordinary or special

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resolution, as the case may be, at a properly constituted Shareholders' meeting; and

24.2.2.	if adopted, will have the same effect as if it had been approved by voting at a meeting.

24.3.
Within 10 (ten) business days after adopting a resolution in accordance with the procedures provided in this clause 24, the Company shall deliver a statement describing the results of the vote, consent process, or election to every Shareholder who was entitled to vote on or consent to the resolution.

24.4.
The provisions of this clause 24 shall not apply to any Shareholder meetings that are called for in terms of the JSE Listings Requirements (which for the avoidance of any doubt, must be held in person) or the passing of any resolution in terms of clause 25.2 or to any annual general meeting of the Company. [LR 10.11(c)].

25.	COMPOSITION AND POWERS OF THE BOARD OF DIRECTORS

25.1.
The Board must comprise at least 4 (four) Directors (which shall include the minimum number of directors that the Company must have to satisfy any requirement in terms of the Act, to appoint an audit committee and a social and ethics committee) and the Shareholders shall be entitled, by ordinary resolution, to determine such maximum number of Directors as they from time to time shall consider appropriate. [LR 10.16(a)]

25.2.
Subject to clause 25.9.1, all Directors shall be elected by an ordinary resolution of the Shareholders at a general or annual general meeting of the Company and no appointment of a Director in accordance with a resolution passed in terms of section 60 of the Act shall be competent. [LR 10.16(b)] [LR 10.16(h)]

25.3.
Every person holding office as a Director, prescribed officer, company secretary or auditor of the Company immediately before the effective date of the Act will, as contemplated in item 7(1) of Schedule 5 to the Act, continue to hold that office.

25.4.	In any election of Directors –

25.4.1.
the election is to be conducted as a series of votes, each of which is on the candidacy of a single individual to fill a single vacancy, with the series of votes continuing until all vacancies on the Board have been filled; and

25.4.2.	in each vote to fill a vacancy –

25.4.2.1.	each vote entitled to be exercised may be exercised once; and

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25.4.2.2.	the vacancy is filled only if a majority of the votes exercised support the candidate.

25.5.	The Company shall only have elected Directors and there shall be no appointed or ex offıcio Directors as contemplated in section 66(4) of the Act.

25.6.
Apart from satisfying the qualification and eligibility requirements set out in section 69 of the Act, a person need not satisfy any eligibility requirements or qualifications to become or remain a Director or a prescribed officer of the Company.

25.7.	No Director shall be appointed for life or for an indefinite period and the non-executive Directors shall rotate in accordance with the following provisions – [LR 10.16(k)]

25.7.1.
at each annual general meeting referred to in clause 19.4, 1/3 (one third) of the non-executive Directors for the time being, or if their number is not 3 (three) or a multiple of 3 (three), the number nearest to 1/3 (one third), but not less than 1/3 (one third), shall retire from office; [LR 10.16(g)]

25.7.2.
the non-executive Directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who were elected as non-executive Directors on the same day, those to retire shall, unless they otherwise agree among themselves, be determined by lot;

25.7.3.	a retiring non-executive Director may be re-elected, provided he is eligible for election; [LR 10.16(g)]

25.7.4.
the Company, at the general meeting at which a non-executive Director retires in the above manner, or at any other general meeting, may fill the vacancy by electing a person thereto, provided that the Company shall not be entitled to fill the vacancy by means of a resolution passed in accordance with clause 24; [LR 10.16(g)]

25.7.5.
if at any meeting at which an election of non-executive Directors ought to take place the offices of the retiring non-executive Directors are not filled, unless it is expressly resolved not to fill such vacancies, the meeting shall stand adjourned and the further provisions of this Memorandum of Incorporation, including clauses 19.13 to 19.16 (inclusive) will apply mutatis mutandis to such adjournment, and if at such adjourned meeting the vacancies are not filled, the retiring non-executive Directors, or such of them as have not had their offices filled, shall be deemed to have been re-elected at such adjourned meeting.

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25.8.
The Board shall, through its nomination committee if so constituted in terms of clause 32), provide the Shareholders with a recommendation in the notice of the meeting at which the re-election of a retiring Director is proposed, as to which retiring Directors are eligible for re-election, taking into account that Director's past performance and contribution. Sufficient time shall be allowed between the date of such notice and the date of the general meeting or annual general meeting at which the re-election of the Director is to be proposed to allow nominations to reach the Company's office from any part in the Republic. [LR 10.16(g) & (h)]

25.9.	The Board has the power to –

25.9.1.
fill any vacancy on the Board on a temporary basis, as set out in section 68(3) of the Act, provided that such appointment must be confirmed by the Shareholders, in accordance with clause 23.1, at the next annual general meeting of the Company, as required in terms of section 70(3)(b)(i) of the Act; and [LR 10.16(c)]

25.9.2.	exercise all of the powers and perform any of the functions of the Company, as set out in section 66(1) of the Act, and the powers of the Board in this regard are only limited and restricted as contemplated in this clause 25.

25.10.
The Directors may at any time and from time to time by power of attorney appoint any person or persons to be the attorney or attorneys and agent(s) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors in terms of this Memorandum of Incorporation) and for such period and subject to such conditions as the Directors may from time to time think fit. Any such appointment may, if the Directors think fit, be made in favour of any company, the shareholders, directors, nominees or managers of any company or firm, or otherwise in favour of any fluctuating body of persons, whether nominated directly or indirectly by the Directors. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorneys and agents as the Directors think fit. Any such attorneys or agents as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

25.11.
Save as otherwise expressly provided herein, all cheques, promissory notes, bills of exchange and other negotiable or transferable instruments, and all documents to be executed by the Company, shall be signed, drawn, accepted, endorsed or executed, as the case may be, in such manner as the Directors shall from time to time determine.

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25.12.
All acts performed by the Directors or by a committee of Directors or by any person acting as a Director or a member of a committee shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of the Directors or persons acting as aforesaid, or that any of them were disqualified from or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

25.13.
If the number of Directors falls below the minimum number fixed in accordance with this Memorandum of Incorporation, the remaining Directors must as soon as possible and in any event not later than 3 (three) months from the date that the number falls below such minimum, fill the vacancy/ies in accordance with clause 25.9.1 or convene a general meeting for the purpose of filling the vacancies, and the failure by the Company to have the minimum number of Directors during the said 3 (three) month period does not limit or negate the authority of the board of Directors or invalidate anything done by the board of Directors while their number is below the minimum number fixed in accordance with this Memorandum of Incorporation. [LR 10.16(d)]

25.14.
The Directors in office may act notwithstanding any vacancy in their body, but if after the expiry of the 3 (three) month period contemplated in clause 25.13, their number remains below the minimum number fixed in accordance with this Memorandum of Incorporation, they may, for as long as their number is reduced below such minimum, act only for the purpose of filling vacancies in their body in terms of section 68(3) of the Act or of summoning general meetings of the Company, but not for any other purpose. [LR 10.16(d)]

25.15.
A Director may hold any other office or place of profit under the Company (except that of auditor) or any subsidiary of the Company in conjunction with the office of Director, for such period and on such terms as to remuneration (in addition to the remuneration to which he may be entitled as a Director) and otherwise as a disinterested quorum of the Directors may determine. [LR 10.16(e)]

25.16.
A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, provided that the appointment and remuneration in respect of such other office must be determined by a disinterested quorum of Directors. [LR 10.16(e)]

25.17.
Each Director and each alternate Director, prescribed officer and member of any committee of the Board (whether or not such latter persons are also members of the Board) shall, subject to the exemptions contained in section 75(2) of the Act and the qualifications contained in section 75(3) of the Act, comply with all of the provisions

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of section 75 of the Act in the event that they (or any person who is a related person to them) has a personal financial interest in any matter to be considered by the Board.

26.	ALTERNATE DIRECTORS

26.1.
Any Director shall have the power to nominate another person approved by the Board to act as alternate Director in his place during his absence or inability to act as such Director, and on such appointment being made, the alternate Director shall, in all respects, be subject to the terms and conditions existing with reference to the other Directors of the Company. A person may be appointed as alternate to more than one Director. Where a person is alternate to more than one Director or where an alternate Director is a Director, he shall have a separate vote, on behalf of each Director he is representing in addition to his own vote, if any.

26.2.
The alternate Directors, whilst acting in the place of the Directors who appointed them, shall exercise and discharge all the duties and functions of the Directors they represent. The appointment of an alternate Director shall cease on the happening of any event which, if he were a Director, would cause him to cease to hold office in terms of this Memorandum of Incorporation or if the Director who appointed him ceases to be a Director, or gives notice to the secretary of the Company that the alternate Director representing him shall have ceased to do so. An alternate Director shall look to the Director who appointed him for his remuneration.

27.	DIRECTORS' MEETINGS

27.1.	Save as may be provided otherwise herein, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

27.2.
The Directors may elect a chairperson and a deputy chairperson and determine the period for which each is to hold office. The chairperson, or in his absence the deputy chairperson, shall be entitled to preside over all meetings of Directors. If no chairperson or deputy chairperson is elected, or if at any meeting neither is present or willing to act as chairperson thereof within 10 (ten) minutes of the time appointed for holding the meeting, the Directors present shall choose 1 (one) of their number to be chairperson of such meeting. [LR 10.16(i)]

27.3.	In addition to the provisions of section 73(1) of the Act, any Director shall at any time be entitled to call a meeting of the Directors.

27.4.	The Board has the power to –

27.4.1.
consider any matter and/or adopt any resolution other than at a meeting contemplated in section 74 of the Act and, accordingly, any decision that could be voted on at a meeting of the Board may instead be adopted by the written consent of a majority of the Directors, given in person or by

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Electronic Communication, provided that each Director has received notice of the matter to be decided. Such resolution, inserted in the minute book, shall be as valid and effective as if it has been passed at a meeting of directors. Any such resolution may consist of several documents and shall be deemed to have been passed on the date on which it was signed by the last director who signed it (unless a statement to the contrary is made in that resolution); [LR 10.16(j)]

27.4.2.
conduct a meeting entirely by Electronic Communication, or to provide for participation in a meeting by Electronic Communication, as set out in section 73(3) of the Act, provided that, as required by such section, the Electronic Communication facility employed ordinarily enables all persons participating in the meeting to communicate concurrently with each other without an intermediary and to participate reasonably effectively in the meeting; [LR 10.16(j)]

27.4.3.	determine the manner and form of providing notice of its meetings contemplated in section 73(4) of the Act, provided that –

27.4.3.1.
the notice period for the convening of any meeting of the Board will be at least 7 (seven) days unless the decision of the Directors is required on an urgent basis which justifies a shorter period of notice, in which event the meeting may be called on shorter notice. The decision of the chairperson of the Board, or failing the chairperson for any reason, the decision of any (two) directors as to whether a matter should be decided on an urgent basis, and the period of notice to be given, shall be final and binding on the directors;

27.4.3.2.	an agenda of the matters to be discussed at the meeting shall be given to each Director, together with the notice referred to in clause 27.4.3.1;

27.4.4.	proceed with a meeting despite a failure or defect in giving notice of the meeting, as provided in section 73(5) of the Act, and the powers of the Board in respect of the above matters are not limited or restricted by this Memorandum of Incorporation.

27.5.
The quorum requirement for a Directors' meeting (including an adjourned meeting), the voting rights at such a meeting, and the requirements for approval of a resolution at such a meeting are as set out in section 73(5) of the Act, subject only to clause 27.5.5, and accordingly –

27.5.1.	if all of the Directors of the Company –

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27.5.1.1.	acknowledge actual receipt of the notice convening a meeting; or

27.5.1.2.	are present at a meeting; or

27.5.1.3.	waive notice of a meeting,
the meeting may proceed even if the Company failed to give the required notice of that meeting or there was a defect in the giving of the notice;

27.5.2.	a majority of the Directors must be present at a meeting before a vote may be called at any meeting of the Directors;

27.5.3.	each Director has 1 (one) vote on a matter before the Board;

27.5.4.	a majority of the votes cast in favour of a resolution is sufficient to approve that resolution;

27.5.2.	in the case of a tied vote –

27.5.5.1.	the chairperson may not cast a deciding vote in addition to any deliberative vote; and

27.5.5.2.	the matter being voted on fails. [LR 10.16(i)]

27.6.	Resolutions adopted by the Board –

27.6.1.	must be dated and sequentially numbered; and

27.6.2.	are effective as of the date of the resolution, unless any resolution states otherwise.

27.7.
Any minutes of a meeting, or a resolution, signed by the chairperson of the meeting, or by the chairperson of the next meeting of the Board, are evidence of the proceedings of that meeting, or the adoption of that resolution, as the case may be.

27.8.	Minutes of all board meetings, resolutions and directors’ declarations shall be kept in accordance with the provisions of section 24 of the Act.

28.	DIRECTORS' COMPENSATION AND FINANCIAL ASSISTANCE

28.1.
The Company may pay remuneration to the Directors for their services as Directors in accordance with a special resolution approved by the Shareholders within the previous 2 (two) years, as set out in sections 66(8) and (9) of the Act, and the power of the Company in this regard is not limited or restricted by this Memorandum of Incorporation.

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28.2.	Any Director who -

28.2.1.	serves on any executive or other committee; or

28.2.2.	devotes special attention to the business of the Company; or

28.2.3.	goes or resides outside the Republic for the purpose of the Company; or

28.2.4.	otherwise performs or binds himself to perform services which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration or allowances in addition to or in substitution of the remuneration to which he may be entitled as a Director, as a disinterested quorum of the Directors may from time to time determine. [LR 10.16(f)]

28.3.	The Directors may also be paid all their travelling and other expenses necessarily incurred by them in connection with –

28.3.1.	the business of the Company; and

28.3.2.	attending meetings of the Directors or of committees of the Directors of the Company. [LR 10.16(f)]

28.4.
The Board may, as contemplated in and subject to the requirements of section 45 of the Act, authorise the Company to provide financial assistance to a Director, prescribed officer or other person referred to in section 45(2) of the Act, and the power of the Board in this regard is not limited or restricted by this Memorandum of Incorporation.

29.	MANAGING DIRECTOR

29.1.
The Directors may from time to time appoint 1 (one) or more of their body to the office of managing Director for such term and at such remuneration as they may think fit (subject only to the requirements of sections 66(8) and (9) of the Act), and may revoke such appointment subject to the terms of any agreement entered into in any particular case.

29.2.
Subject to the provisions of any contract between himself and the Company, a managing Director shall be subject to the same provisions as to disqualification and removal as the other Directors of the Company.

29.3.
The Directors may from time to time entrust to and confer upon a managing Director for the time being such of the powers exercisable in terms of this Memorandum of Incorporation by the Directors as they may think fit, and may confer such powers for such time and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as they think expedient; and they may confer such powers either collaterally with or to the exclusion of and in substitution

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for all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

30.	INDEMNIFICATION OF DIRECTORS

30.1.	For the purposes of this clause 30, a Director includes

30.1.1.	a current or former Director and an alternate director;

30.1.2.	a Prescribed Officer; and

30.1.3.	a person who is a member of a committee of the Board,
irrespective of whether or not the person is also a member of the Board.

30.2.	The Board may, on behalf of the Company, as contemplated in sections 78(4), 78(5) and 78(7) of the Act,-

30.2.1.	advance expenses to a Director to defend litigation in any proceedings arising out of the Director’s service to the Company; and

30.2.2.	directly or indirectly indemnify a Director for expenses contemplated in clause 30.2.1, irrespective of whether or not it has advanced those expenses, if the proceedings

30.2.2.1.	are abandoned or exculpate that Director; or

30.2.2.2.	arise in respect of any liability for which the Company may indemnify the Director, in terms of clause 30.2.3; and

30.2.3.	indemnify a Director against any liability arising from the conduct of that Director, other than a liability set out in section 78(6) of the Act;

30.2.4.	purchase or pay for insurance to protect-

30.2.4.1.	a Director against any liability or expense for which the Company is permitted to indemnify the Director in accordance with clause 30.2.3;

30.2.4.2.	the Company against any contingency, including

30.2.4.2.1.	any expenses

30.2.4.2.1.1	that the Company is permitted to advance in accordance with clause 30.2.1; or

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30.2.4.2.1.2	for which the Company is permitted to indemnify a Director in accordance with clause 30.2.2; or

30.2.4.3.	any liability for which the Company is permitted to indemnify a Director in accordance with clause 30.2.3, and the authority of the Board in this regard is not limited or restricted by this MOI.

30.3.
The Company shall and is hereby obliged to indemnify each Director against (and pay to each Director, on demand by that Director, the amount of) any Loss, liability, damage, cost (including all legal costs reasonably incurred by the Director in dealing with or defending any claim) or expense (“Loss”) which that Director may suffer as a result of any act or omission of that Director in his capacity as a Director, including serving as a director or officer of another entity at the request or on behalf of the Company; provided that –

30.3.1.	this indemnity shall not extend to any Loss –

30.3.1.1.	against which the Company is not permitted to indemnify a Director by section 78(6) of the Act; or

30.3.1.2.	arising from any gross negligence or recklessness on the part of that Director, or

30.3.1.3.	arising from any loss of or damage to his reputation; or

30.3.1.4.	in the event and to the extent that the Director has actually recovered the amount of that Loss in terms of any insurance policy taken out or paid for by the Company;
and Directors shall not be entitled to recover the Losses referred to in this clause 30.3.1 from the Company. All losses other than those referred to in this clause 30.3.1 are referred to herein as “Indemnified Losses”;

30.3.2.
each Director's right to be indemnified by the Company in terms of this clause 30 shall exist automatically upon his/her becoming a Director and shall endure even after he/she ceases to be a Director until he/she can no longer suffer or incur any Indemnified Loss;

30.3.3.
to the extent that any Indemnified Loss consists of or arises from a claim or potential claim that the Company might otherwise have had against the Director, then the effect of this indemnity shall be to prevent the Company

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from making such claim against the Director, who shall be immune to such claim, and such claim shall therefore be deemed not to arise;

30.3.4.
if this clause 30 is amended at any time, no such amendment shall detract from the rights of the Directors in terms of this article in respect of any period prior to the date on which the resolution effecting such amendment is adopted by the Shareholders;

30.3.5.
all provisions of this clause 30.3 are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision of this clause 30.3 which is or becomes unenforceable, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this agreement shall remain of full force and effect;

30.3.6.	this indemnity shall not detract from any separate indemnity that the Company may Sign in favour of the Director.

31.	BORROWING POWERS

31.1.	The Directors may from time to time exercise all of the powers of the Company to –

31.1.1.	borrow for the purposes of the Company such sums as they think fit; and

31.1.2.
secure the payment or repayment of any such sums, or any other sum, as they think fit, whether by the creation and issue of Securities, mortgage or charge upon all or any of the property or assets of the Company.

31.2.	For the purposes of clause 31.1, the borrowing powers of the Company shall be unlimited.

32.	COMMITTEES OF THE BOARD

32.1.	The Board may –

32.1.1.	appoint committees of Directors and delegate to any such committee any of the authority of the Board as contemplated in section 72(1) of the Act; and/or

32.1.2.	include in any such committee persons who are not Directors, as contemplated in section 72(2)(a) of the Act,

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and the power of the Board in this regard is not limited or restricted by this Memorandum of Incorporation.

32.2.	The authority of a committee appointed by the Board as contemplated in sections 72(2)(b) and (c) of the Act is not limited or restricted by this Memorandum of Incorporation.

32.3.
If and for as long as it is required to do so in terms of the Act or the Regulations and unless the Company is exempted from doing so by the Tribunal in terms of section 72(5) of the Act, the Board must appoint a social and ethics committee having the powers and functions prescribed in terms of section 72 of the Act and the Regulations.

32.4.
If and for as long as any of the Company's Securities are listed on the JSE, the Board shall appoint such Board committees as are required by the JSE Listings Requirements, having such functions and powers as are prescribed by or in terms of the JSE Listings Requirements.

32.5.	The Company must further appoint an audit committee in the manner and for the purposes set out in Part D of Chapter 3 of the Act.

33.	ANNUAL FINANCIAL STATEMENTS

33.1.	The Company shall keep all such accurate and complete accounting records, in English, as are necessary to enable the Company to satisfy its obligations in terms of –

33.1.1.	the Act;

33.1.2.	the Regulations;

33.1.3.	any other law with respect to the preparation of financial statements to which the Company may be subject; and

33.1.4.	this Memorandum of Incorporation.

33.2.
The Company shall each year prepare annual financial statements within 6 (six) months after the end of its financial year, or such shorter period as may be appropriate to provide the required notice of an annual general meeting in terms of section 61(7) of the Act.

33.3.
The Company shall appoint an auditor each year at its annual general meeting. If the Company appoints a firm as its auditor, any change in the composition of the members of that firm shall not by itself create a vacancy in the office of auditor.

33.4.	The annual financial statements of the Company must be prepared and audited in accordance with the provisions of section 30 of the Act.

33.5.	A copy of the annual financial statements must be sent to Shareholders, alternatively a notice of the publication of the annual financial statements setting out the required

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steps to obtain a copy of the annual financial statements may be sent to Shareholders by Electronic Communication at least 15 (fifteen) business days before the date of the annual general meeting of the Company at which such annual financial statements will be considered. [LR 10.19]

33.6.	The annual financial statements shall be prepared on a basis that is not inconsistent with any unalterable or non-elective provision of the Act and shall –

33.6.1.	satisfy, as to form and content, the financial reporting standards of IFRS; and

33.6.2.	subject to and in accordance with IFRS –

33.6.2.1.	present fairly the state of affairs and business of the Company and explain the transactions and financial position of the business of the Company;

33.6.2.2.	show the Company's assets, liabilities and equity, as well as its income and expenses;

33.6.2.3.	set out the date on which the statements were produced and the accounting period to which they apply; and

33.6.2.4.	bear on the first page thereof a prominent notice indicating that the annual financial statements have been audited and the name and professional designation of the person who prepared them.

34.	COMPANY SECRETARY

34.1.	The Company must appoint a company secretary.

34.2.	The company secretary must have the requisite knowledge of, or experience with, relevant laws and be a permanent resident of the Republic.

34.3.
The Board must fill any vacancy in the office of company secretary within 60 (sixty) business days after such vacancy arises by a person whom the Directors consider to have the requisite knowledge and experience.

35.	DISTRIBUTIONS

35.1.	Subject to the provisions of the Act, and particularly section 46, the Company may make a proposed distribution if such distribution –

35.1.1.	is pursuant to an existing legal obligation of the Company, or a court order; or

35.1.2.	is authorised by resolution of the Board,
and in compliance with the JSE Listings Requirements. [LR 10.8]

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35.2.	No distribution shall bear interest against the Company, except as otherwise provided under the conditions of issue of the Shares in respect of which such distribution is payable.

35.3.	Distributions may be declared either free of or subject to the deduction of income tax and any other tax or duty in respect of which the Company may be chargeable.

35.4.	The Directors may from time to time declare and pay to the Shareholders such interim distributions as the Directors consider to be appropriate.

35.5.	No larger distribution shall be declared by the Company in general meeting than is recommended by the Directors, but the Company in general meeting may declare a smaller distribution. [LR 10.17(a)]

35.6.
All unclaimed distributions will be held by or on behalf of the Company for the benefit of the Shareholder concerned until claimed, provided that, subject to the Prescription Act, 69 of 1969, as amended from time to time and the laws of prescription, distributions unclaimed for a period of 3 (three) years from the date on which they were declared may be declared forfeited by the Board for the benefit of the Company. The Directors may at any time annul such forfeiture upon such conditions (if any) as they think fit. All unclaimed monies, (other than distributions as dealt with herein before) that are due to any Shareholder/s shall be held by the Company in trust for an indefinite period until lawfully claimed by such Shareholder/s but subject to the laws of prescription. [LR 10.17(c)]

35.7.
A distribution may be paid in any way determined by the Directors, and if the directives of the Directors in that regard are complied with, the Company shall not be liable for any loss or damage which a Shareholder may suffer as a result thereof.

35.8.
Without limiting clause 35.7 above, the Directors may determine that all or any payments to Shareholders, or any of them, may be made by way of electronic funds transfer directly to the bank account of the Shareholder entitled to such payment and that such payments shall not be made by cheque or warrant. Where the Directors have determined that payments to all Shareholders shall be made by way of electronic funds transfer as aforesaid, no payments shall be made by cheque or warrant unless requested in writing by the Shareholder entitled to such payment, provided that the Directors shall be entitled to suppress the issue of cheques or warrants with a value lower than R 50.00 to any on shareholder. The unpaid dividend will be retained in the Company’s unclaimed dividend account and once the accumulated amount exceeds R50.00, such payment may be claimed by the Shareholder by submitting a written claim.

35.9.
Should the Directors determine that any payments to Shareholders, either all or any of them, may be made by cheque or warrant, then the Directors shall be entitled to suppress the issue of cheques or warrants with a value lower than R50.00 to any one

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Shareholder. The unpaid dividend will be retained in the Company’s unclaimed dividend account and once the accumulated amount exceeds R50.00, such payment may be claimed by the Shareholder by submitting a written claim.

35.10.	Any distribution, interest or other sum payable in cash to the holder of a Share if paid by cheque or warrant shall be sent by post and addressed to –

35.10.1.	the holder at his registered address; or

35.10.2.	in the case of joint holders, the holder whose name appears first in the Securities Register in respect of the Share, at his registered address; or

35.10.3.	such person and at such address as the holder or joint holders may in writing direct.

35.11.	Every cheque or warrant referred to in clause 35.10 shall -

35.11.1.	be made payable to the order of the person to whom it is addressed; and

35.11.2.	be sent at the risk of the holder or joint holders.

35.12.
The Company shall not be responsible for the loss in transmission of any cheque or warrant referred to in clause 35.10 or of any document (whether similar to a cheque or warrant or not) sent by post as aforesaid.

35.13.
A holder or any one of two or more joint holders, or his or their agent duly appointed in writing, may give valid receipts for any distributions or other moneys paid in respect of a Share held by such holder or joint holders.

35.14.	When a cheque or warrant referred to in clause 35.10 is paid, it shall discharge the Company of any further liability in respect of the amount concerned.

35.15.	Without detracting from the ability of the Company to issue capitalisation Shares, any distribution may be paid wholly or in part -

35.15.1.	by the distribution of specific assets; or

35.15.2.	by the issue of Shares, debentures or Securities of the Company or of any other company; or

35.15.3.	in cash; or

35.15.4.	in any other way which the Directors or the Company in general meeting may at the time of declaring the distribution determine.

35.16.
Where any difficulty arises in regard to such distribution, the Directors may settle that difficulty as they think expedient, and in particular may fix the value which shall be placed on such specific assets on distribution.

35.17.	The Directors may –

35.17.1.	determine that cash payments shall be made to any Shareholder on the basis of the value so fixed in order to secure equality of distribution; and

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35.17.2.	vest any such assets in trustees upon such trusts for the benefit of the persons entitled to the distribution as the Directors deem expedient.

35.18.
Any distribution must be made payable to Shareholders registered as at a date subsequent to the date of declaration thereof or the date of confirmation thereof, whichever is the later date. [LR 10.17(b)]

36.	RESERVES

36.1.	Prior to authorising any dividends, the Board may set aside out of the amount available for distribution as dividends such sum as it deems proper as a reserve fund or as an addition thereto.

36.2.
The Board may divide reserve funds into special funds as it deems fit, with the full power to employ the assets constituting such reserve funds in the business of the company, or may invest the assets upon such investments as they deem fit (other than Shares in the company) without being liable to the Company for any loss or depreciation as a consequence of such investment whether the same be usual or authorised investments for trust funds or not.

36.3.
The reserve funds contemplated in this clause 36 shall, at the discretion of the Board, be available for the equalisation of dividends, making provision for exceptional losses, expenses or contingencies, the extension or development of the Company’s business, writing down the value of any assets of the Company, repairing, maintaining or improving any buildings, plant or equipment connected with the business of the Company, or to cover any loss or depreciation in the value of any property owned by the Company as a result of fair wear and tear or any other reasonable depreciation, or any other purpose for which the profits of the business of the Company may reasonably be applied. The Board may at any time divide among the Shareholders any part of the reserve funds which, in its discretion, is not required for such purposes, by way of bonus, special dividends and/or distributions.

37.	COMPANY AND ACCOUNTING RECORDS
All records of the company contemplated in section 24 of the Act and all accounting records contemplated in section 28 of the Act, shall be kept and maintained, and shall be accessible at or from the registered office of the Company (sections 25 and 28(2)).

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38.	ACCESS TO COMPANY RECORDS

38.1.
Each person who holds or has a beneficial interest in any Securities issued by the Company is entitled to inspect and copy, without any charge for any such inspection or upon payment of no more than the prescribed maximum charge for any such copy, the information contained in the records of the Company referred to in section 26(1) of the Act, being –

38.1.1.	this Memorandum of Incorporation, and any amendments or alterations thereof;

38.1.2.
a record of the Directors, including the details of any person who has served as a Director, for a period of 7 (seven) years after that person has ceased to serve as a Director, and any information relating to such persons referred to in section 24(5) of the Act;

38.1.3.	all –

38.1.3.1.	reports presented at an annual general meeting of the Company for a period of 7 (seven) years after the date of any such meeting; and

38.1.3.2.	annual financial statements required by the Act for a period of 7 (seven) years after the date on which each such particular statements were issued;

38.1.4.	notice and minutes of all Shareholders' meetings, including –

38.1.4.1.	all resolutions adopted by them, for 7 (seven) years after the date each such resolution was adopted; and

38.1.4.2.	any document that was made available by the Company to the holders of Securities in relation to each such resolution;

38.1.5.
any written communications sent generally by the Company to all holders of any class of the Company's Securities, for a period of 7 (seven) years after the date on which each of such communications was issued; and

38.1.6.	the Securities Register.

38.2.
A person not contemplated in clause 38.1 has a right to inspect the Securities Register and the register of Directors of the Company upon payment of an amount not exceeding the prescribed maximum fee, as set out in the Act, for any such inspection.

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38.3.
A person who wishes to inspect the Uncertificated Securities Register may do so only through the Company in terms of section 26 of the Act, and in accordance with the rules of the Central Securities Depository. Within 5 (five) business days after the date of a request for inspection, the Company must produce a record of the Uncertificated Securities Register, which record must reflect at least the details referred to in section 50(3)(b) of the Act at the close of business on the day on which the request for inspection was made.

39.	RATIFICATION OF ULTRA VIRES ACTS
Unless otherwise agreed with the JSE, the ratification of the Company’s actions as provided for in sections 20(2) and 20(6) of the Act is prohibited to the extent that such ratification is contrary to the JSE Listings Requirements. [LR 10.3]

40.	PAYMENT OF COMMISSION

40.1.
The Company may pay a commission at a rate not exceeding 10% (ten percent) of the issue price of a Security to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any Securities of the Company or for procuring or agreeing to procure, whether absolutely or conditionally, subscriptions for any Securities of the Company. [LR 10.14]

40.2.	Commission may be paid out of capital or profits, whether current or accumulated, or partly out of the one and partly out of the other.

40.3.	Such commission may be paid in cash or, if authorised by the Company in general meeting, by the allotment of fully or partly paid-up Shares, or partly in one way and partly in the other.

40.4.
The Company may, subject to the provisions of the Act, pay interest on any Securities issued for the purposes of raising money to defray the expenses of works or buildings or for the provision of a plant.

40.5.	The Company may, on any issue of Securities, pay such brokerage as may be lawful.

41.	NOTICES

41.1.
All notices shall be given by the Company to each Shareholder of the Company and simultaneously to the Issuer Regulation Division of the JSE, and shall be given in writing in any manner authorised by the JSE Listings Requirements and the Regulations, and particularly Table CR 3 annexed to the Regulations. All notices shall, in addition to the above, be released through SENS provided that, in the event that the Shares or other Securities of the Company are not listed on the JSE, all the

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provisions of this Memorandum of Incorporation relating to the publication of notices via SENS shall no longer apply and such notices shall thereafter only be published in accordance with the provisions of the Act. [LR 10.11 (e) and (f)]

41.2.	Any notice of a general meeting shall state the place, day and hour of, and the nature of the business to be transacted at the general meeting.

41.3.
The notice period required prior to a general meeting convened for the purpose of appointing a new Director must be such to provide sufficient time after receipt of the notice, for nominations to reach the offices of the Company from any part of the Republic. [LR 10.16(h)]

41.4.	Each Shareholder of the Company –

41.4.1.
shall notify in writing to the Company an address, which address shall be his registered address for the purposes of receiving written notices from the Company by post and if he has not named such an address he shall be deemed to have waived his right to be so served with notices; and

41.4.2.	may notify in writing to the Company an email address and/or facsimile number, which address shall be his address for the purposes of receiving notices by way of Electronic Communication. [LR10.11(e)]

41.5.	Any Shareholder whose address in the Securities Register is an address not within the Republic shall be entitled to have notices served upon him at such address. [LR 10.18]

41.6.
In the case of joint holders of a Security, all notices shall, unless such holders otherwise in writing request and the Directors agree, be given to that Shareholder whose name appears first in the Securities Register and a notice so given shall be deemed sufficient notice to all the joint holders.

41.7.	Any notice sent by any means permitted in Table CR 3 annexed to the Regulations shall be deemed to have been delivered as provided for that method of delivery in such Table.

41.8.
Every person who by operation of law, transfer or other means whatsoever becomes entitled to any Security, shall be bound by every notice in respect of that Security which, previously to his name and address being entered in the Securities Register, was given to the person from whom he derives his title to such Security.

41.9.
Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of this Memorandum of Incorporation shall, notwithstanding that such Shareholder was then deceased, and whether or not the

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Company has notice of his death, be deemed to have been duly served in respect of any Securities, whether held solely or jointly with other persons by such Shareholder, until some other person be registered in his stead as the sole or joint holder thereof, and such service shall for all purposes of this Memorandum of Incorporation be deemed a sufficient service of such notice or document on his heirs, executors or administrators, and all persons (if any) jointly interested with him in any such Securities.

42.	AMENDMENT OF THE MEMORANDUM OF INCORPORATION

42.1.
Every provision of this Memorandum of Incorporation is capable of amendment in accordance with sections 16, 17 and 152(6)(b) of the Act. There is accordingly no provision of this Memorandum of Incorporation which may not be amended as contemplated in sections 15(2)(b) and (c) of the Act.

42.2.	This Memorandum of Incorporation may only be altered or amended-

42.2.1.	in compliance with a court order as contemplated in section 16(1)(c) of the Act and in the manner set out in section 16(4) of the Act; or

42.2.2.
by way of special resolution of the Shareholders in compliance with the provisions of section 16(1)(c) of the Act, read with the provisions of this Memorandum of Incorporation and the remaining provisions of the Act. [LR 10.5(d)]

42.3.
In the circumstances where the Memorandum of Incorporation is proposed to be amended to remove or eliminate a specific inconsistency or contravention of the Act, which provision of this Memorandum of Incorporation is void in terms of section 15(1)(b) or could be declared void by a court of law in terms of section 218(1) the Shareholders undertake not to object to that amendment on the grounds contemplated in section 164(2)(a) or demand that the company pay the Shareholder fair value for all of the Shares held by that person, in terms of section 164 of the Act.

42.4.
Save as set out in clause 42.2 above, this Memorandum of Incorporation is not capable of amendment by any other method. The provisions of section 16(1)(b) shall accordingly not apply to this Memorandum of Incorporation, nor shall any other alterable provisions of the Act which permit a method of altering or amending the Memorandum of Incorporation not set out in clause 42.2 above, apply to this Memorandum of Incorporation.

42.5.	An amendment of this Memorandum of Incorporation will take effect from the later of–

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42.5.1.	the date on, and time at, which the Commission accepts the filing of the notice of amendment contemplated in section 16(7) of the Act; and

42.5.2.	the date, if any, set out in the said notice of amendment,
save in the case of an amendment that changes the name of the Company, which will take effect from the date set out in the amended registration certificate issued by the Commission.

42.6.	Notices of general meetings and annual general meetings shall be delivered to all Shareholders in compliance with section 62(1) of the Act.

43.	COMPANY RULES
The Board is prohibited from making, amending or repealing any rules as contemplated in section 15(3) of the Act and the Board's capacity to make, amend or repeal such rules is hereby excluded. [LR 10.4]

TABLE OF CONTENTS

Clause    Description    Page
No.

1.INTERPRETATION    2
2.JURISTIC PERSONALITY    6
3.LIMITATION OF LIABILITY    7
4.POWERS OF THE COMPANY    7
5.SPECIAL CONDITIONS    7
6.ACQUISITION AND CESSATION OF RIGHTS    7
7.ISSUE OF SHARES AND VARIATION OF RIGHTS    8
8.CERTIFICATED AND UNCERTIFICATED SECURITIES    11
9.SECURITIES REGISTER    12
10.TRANSFER OF SECURITIES    14
11.NO LIEN    15
12.TRANSMISSION OF SECURITIES    15
13.DEBT INSTRUMENTS    16
14.CAPITALISATION SHARES [LR 10.6]    16
15.BENEFICIAL INTERESTS IN SECURITIES    17
16.FINANCIAL ASSISTANCE    17

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2

17.ACQUISITION BY THE COMPANY OF ITS OWN SHARES    17
18.RECORD DATE FOR EXERCISE OF SHAREHOLDER RIGHTS    18
19.SHAREHOLDERS' MEETINGS    19
20.SHAREHOLDERS' MEETINGS BY ELECTRONIC COMMUNICATION    24
21.VOTES OF SHAREHOLDERS    24
22.PROXIES AND REPRESENTATIVES    26
23.SHAREHOLDERS' RESOLUTIONS    28
24.SHAREHOLDERS ACTING OTHER THAN AT A MEETING    28
25.COMPOSITION AND POWERS OF THE BOARD OF DIRECTORS    29
26.ALTERNATE DIRECTORS    33
27.DIRECTORS' MEETINGS    33
28.DIRECTORS' COMPENSATION AND FINANCIAL ASSISTANCE    35
29.MANAGING DIRECTOR    36
30.INDEMNIFICATION OF DIRECTORS    37
31.BORROWING POWERS    39
32.COMMITTEES OF THE BOARD    39
33.ANNUAL FINANCIAL STATEMENTS    40
34.COMPANY SECRETARY    41
35.DISTRIBUTIONS    41
36.RESERVES    44
37.COMPANY AND ACCOUNTING RECORDS    44
38.ACCESS TO COMPANY RECORDS    44
39.RATIFICATION OF ULTRA VIRES ACTS    46
40.PAYMENT OF COMMISSION    46
41.NOTICES    46
42.AMENDMENT OF THE MEMORANDUM OF INCORPORATION    48
43.COMPANY RULES    49

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